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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Corixa Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Seattle, Washington                                         ERNST & YOUNG LLP
June 29, 1999